INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-92526, No. 333-41333 and No. 333-89123 of Hansen Natural Corporation on Form S-8 of our report dated March 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in accounting), appearing in the Annual Report on Form 10-K of Hansen Natural Corporation for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 28, 2003